                                                                   EXHIBIT 10.67

                                                                  EXECUTION COPY





                                   APPENDIX I



                                     TO THE



                  AMENDED AND RESTATED PARTICIPATION AGREEMENT





AGREED DEFINITIONS



         Capitalized terms used in the Transaction Documents shall, unless the context otherwise requires or they are otherwise defined therein, have the meanings set forth herein. All references herein to any agreements shall be to such agreement as amended or modified to the date of reference and include all schedules and exhibits attached thereto and all parties include permitted successors and assigns. All references to a particular entity shall include a reference to such entity's successors and permitted assigns. Except as otherwise required by the context, such definitions shall be equally applicable to the singular or plural forms of the terms defined. All references to a law shall include any amendment or modification to such law.



         "ABANDONMENT" shall mean:



                  (a) the cessation of operation of the Project pursuant to the decision of Lessor (such Abandonment shall be deemed to occur either upon receipt by Agent of notice from Lessor of such decision or upon the date specified in such notice, such date to be no later than one month after such decision); or



                  (b) the cessation of operation of the Project for a continuous period of at least 120 days; PROVIDED that (i) an Abandonment shall not be deemed to have occurred if such cessation is caused by an Event of

         Force Majeure so long as (A) Lessor is making a good faith effort (1)

         to correct the causes of such cessation and intends in good faith to continue with the operation of the Project or (2) to collect proceeds of insurance or of a governmental taking and (B) Lessor notifies Agent in writing during such 120-day period and within each 60-day period thereafter during which such cessation continues that such cessation has occurred and is continuing, which notice shall state that Lessor is making a good faith effort described in the preceding clause (A) and shall describe such effort, and (ii) notwithstanding compliance with the preceding clause (i), an Abandonment shall be deemed to occur upon notice from Agent to Lessor given not earlier than 90 days after the date of receipt by the Disbursement Agent of proceeds of insurance or of a governmental taking in respect of such Event of Force Majeure if operation of the Project has not resumed by the date of delivery of such notice to the Lessor or if Lessor is not using such proceeds to prosecute diligently the repair or restoration of the Project.



                                  Appendix I-1

         "ACCOUNTS" shall mean the Lessee Accounts and the Lessor Accounts.



         "ADDITIONAL CONTRACT" shall mean any material contract or undertaking to which Lessor or Lessee is a party or of which it is a beneficiary providing for (i) the sale or exchange by Lessor or Lessee of any of the Facility's electrical output or (ii) relating in any way to the Facility or the Site

(including, without limitation, the acquisition of Fuel), which contract or undertaking is entered into after the Closing Date, including without limitation, any contracts or agreements referred to in any Principal Project

Agreement.



         "ADDITIONAL RENT" shall have the meaning attributed thereto in Section

3.01(b) of the Amended and Restated Lease.



         "ADDITIONAL RENT PERCENTAGE" shall mean 50%.



         "ADVANCE PAYMENT" shall mean the amount set forth in the Advance

Payment Certificate.



         "ADVANCE PAYMENT CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 5.02(b) of the Amended and Restated

Disbursement Agreement.



         "AFFILIATE" shall mean, with respect to any designated Person, each

Person that, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (a) any Person that beneficially owns or holds

5% or more of any class of voting securities of such designated Person or 5% or more of the equity interest in such designated Person and (b) any Person of which such designated Person beneficially owns or holds 5% or more of any class of voting securities or in which such designated Person beneficially owns or holds 5% or more of the equity interest. For the purposes of this definition,

"CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and

"UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.



         "AFTER TAX BASIS" shall mean, with respect to any payment received or deemed to have been received by any Person, the amount of such payment supplemented by a further payment to such Person so that the sum of the two payments shall, after deducting all Taxes and other charges, payable by reason of the receipt or accrual of such payments (taking into account any permanent credits and current deductions actually arising therefrom) computed at the highest Federal and state marginal statutory tax rates in effect at the time that the payment is made or accrued, be equal to the amount which is to be received on an after-tax basis.



         "AGENT" shall mean the "Agent" as defined in the preamble to the

Amended and Restated Reimbursement Agreement.



         "AGENT DEFAULT NOTICE" shall mean a duly executed and completed notice in the form of Exhibit 11.01(a)(1) to the Amended and Restated Disbursement

Agreement.



                                  Appendix I-2

         "AGENT POST DEFAULT DISBURSEMENT CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 11.01(a)(3) to the

Amended and Restated Disbursement Agreement.



         "AGENT RELEASE NOTICE" shall mean a duly executed and completed notice in the form of Exhibit 5.02(d)(1) to the Amended and Restated Disbursement

Agreement.



         "ALTERATION" shall mean any accessory, equipment or device affixed to or installed in, or any alteration, improvement, upgrade, modification or addition to, the Facility not originally incorporated in the Facility during the construction thereof, except for any such alteration, improvement, modification or addition effected pursuant to the Transmission Line EPC Contract, the

Facility EPC Contract, or any vendor warranty.



         "AMENDED AND RESTATED COLLATERAL ASSIGNMENTS OF PARTNERSHIP INTERESTS"

shall have the meaning set forth in the Amended and Restated Reimbursement

Agreement.



         "AMENDED AND RESTATED DISBURSEMENT AGREEMENT" shall mean the Amended and Restated Disbursement and Security Agreement, dated December 22, 1995, by and among Lessor, Lessee, the Disbursement Agent and Agent.



         "AMENDED AND RESTATED LEASE" shall mean the Amended and Restated Lease

Agreement, dated December 22, 1995, by and between Lessor and Lessee.



         "AMENDED AND RESTATED LESSEE WORKING CAPITAL LOAN AGREEMENT" shall mean the Amended and Restated Lessee Working Capital Loan Agreement, dated December

22, 1995, by and between Lessee and Lessor.



         "AMENDED AND RESTATED PARTICIPATION AGREEMENT" shall mean the Amended and Restated Participation Agreement, dated December 22, 1995, by and among

Agent, Lessor, Lessee, the Bond Trustee, EPC and the Disbursement Agent.



         "AMENDED AND RESTATED REIMBURSEMENT AGREEMENT" shall mean the Amended and Restated Reimbursement and Loan Agreement, dated December 22, 1995, by and among the Borrower, NatWest, the Agent and the Banks listed on Schedule I thereto.



         "AMORTIZATION ACCOUNT" shall mean the Amortization Account established pursuant to Section 2.02(b) of the Amended and Restated Disbursement Agreement.



         "AMORTIZATION SUB-ACCOUNT" shall mean the Amortization Sub-Account established pursuant to Section 2.02(b) of the Amended and Restated Disbursement

Agreement.



         "AMORTIZATION SUB-ACCOUNT DISBURSEMENT CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 21.02(a) to the

Amended and Restated Disbursement



                                  Appendix I-3



Agreement.



         "APPLICABLE RATE" shall mean, for any period, (i) with respect to amounts due pursuant to the Amended and Restated Reimbursement Agreement, Basic

Rent (Principal) and the debt portion of Stipulated Loss Value a per annum rate equal to the respective rate of interest applicable during such period to the

Senior Debt and (ii) with respect to Basic Rent (Equity) and the equity portion of Stipulated Loss Value, shall mean 17% (on an After Tax Basis).



         "APPRAISAL PROCEDURE" means the following procedure for determining any amount in dispute under the Amended and Restated Lease:



                  (i)   Lessor and Lessee shall attempt to agree upon a single

         appraiser, but failing agreement within 20 days, each of Lessor and

         Lessee shall nominate an appraiser and the two appraisers shall nominate a third appraiser (but failing agreement, a third appraiser shall be appointed by the American Arbitration Association). If a single appraiser is appointed, he shall determine the applicable value which shall be binding on Lessor and Lessee, and the costs of such appraiser shall be shared by Lessor and Lessee equally. If three appraisers are appointed, the three appraised values shall be mathematically averaged and the two appraised values closest to such mathematical average shall then be mathematically averaged and such two appraisal mathematical average shall be binding on Lessor and Lessee.

         Lessor and Lessee shall each bear the cost of their own appraisals and share equally the cost of the third appraisal.



                  (ii)  If either party fails to appoint an appraiser within the time required, the determination of the appraiser appointed by the other party shall be final.



                  (iii) All appraisers appointed under this Appraisal Procedure shall be experienced in the appraisal of electric generating facilities; provided that any such appraiser used with respect to any appraisal regarding only the Site may be an independent appraiser experienced in the appraisal of industrial sites.



         "ASBESTOS" shall have the meaning provided under any relevant

Environmental Laws and shall include, without limitation, asbestos fibers and friable asbestos, as such terms are defined under the relevant Environmental

Laws.



         "ASSIGNED DOCUMENTS" shall have the meaning set forth in the Project

Mortgage.



         "ASSIGNED RIGHTS" shall have the meaning set forth in Section

11.2(a)(i) of the Amended and Restated Participation Agreement.



         "ASSIGNMENT OF POWER PURCHASE AGREEMENT" shall mean the Assignment of

Power Purchase Agreement, dated as of December 15, 1990, between SPC and Lessor.



         "ASSUMED TAX CONSEQUENCES" shall have the meaning set forth in Section

I of the Tax



                                  Appendix I-4

Indemnity Agreement.



         "AUTHORITY" shall mean the Venango County Industrial Development

Authority.



         "AUTHORIZED OFFICER" of any Person shall mean the authorized representative of such Person responsible for its financial affairs or, in his or her absence, the chief operating officer of such Person.



         "AVAILABLE CASH FLOW ACCOUNT" shall mean the Available Cash Flow

Account established pursuant to Section 2.03(c) of the Amended and Restated

Disbursement Agreement.



         "BANK PARTIES" shall mean the Disbursement Agent, Agent, the Bond LOC

Issuer, the Contract LOC Issuer and the Banks.



         "BANKRUPTCY LAW" shall mean Title 11, United States Code, and any other

Federal or state insolvency, reorganization, moratorium or similar law for the relief of debtors.



         "BANKS" shall have the meaning set forth in the preamble to the Amended and Restated Reimbursement Agreement.



         "BASE RATE" shall mean, at any time, the higher of the Prime Rate or the Federal Funds Rate. Each change in any interest rate provided for in the

Transaction Documents based upon the Base Rate resulting from a change in the

Prime Rate or the Federal Funds Rate shall take effect automatically and without necessity of further action by any Person at the time of such change in the

Prime Rate or the Federal Funds Rate, as the case may be.



         "BASIC RENT" shall mean, with respect to any Rent Payment Date or any other date on which Basic Rent (Interest) is due, the Basic Rent (Equity), the

Basic Rent (Interest) and the Basic Rent (Principal), if any, due on such date.



         "BASIC RENT (EQUITY)" shall mean that portion of each installment of

Basic Rent set forth on Schedule I to the Amended and Restated Lease for such category.



         "BASIC RENT (INTEREST)" shall mean that portion of each installment of

Basic Rent which provides for the payment of interest due on the Senior Debt on any payment date.



         "BASIC RENT (PRINCIPAL)" shall mean that portion of each installment of

Basic Rent set forth on Schedule I to the Amended and Restated Lease for such category, which provides for principal payments due with respect to the Senior

Debt (except the Working Capital Loans) on the applicable payment date as such amount may be increased or decreased in accordance with Section 3.01(a)(ii) of the Amended and Restated Lease.



         "BASIC TERM" shall mean, with respect to the Amended and Restated

Lease, the period commencing on the Lease Commencement Date, and ending on the twenty-second anniversary of



                                  Appendix I-5
the Lease Commencement Date, subject to earlier termination and renewal pursuant to the terms of the Amended and Restated Lease.



         "BECHTEL POWER" means Bechtel Power Corporation, a Nevada corporation.



         "BOND DOCUMENTS" shall mean the collective reference to the Bonds, the

Bond Purchase Agreement, the Indenture, the Installment Sale Agreement, the

Remarketing Agreement, the Installment Sale Agreement Assignment and all other documents and instruments executed and delivered pursuant to or in connection with any of the foregoing.



         "BOND ISSUER" shall mean the Venango County Development Authority, a public instrumentality of the Commonwealth of Pennsylvania.



         "BOND ISSUER FEES" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "BOND LETTER OF CREDIT" shall mean an irrevocable letter of credit issued by the Bond LOC Issuer substantially in the form of Exhibit B to the

Amended and Restated Reimbursement Agreement, including any increase in the amount thereof or additional letter of credit made or issued pursuant to Section

2.01 of the Amended and Restated Reimbursement Agreement.



         "BOND LOC ISSUER" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "BOND PLEDGE AGREEMENT" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "BOND PURCHASE AGREEMENT" shall have the meaning set forth in the

Amended and Restated Reimbursement Agreement.



         "BOND TRUSTEE" shall mean Bankers Trust Company, as trustee under the

Indenture, and its successors and assigns in such capacity appointed in the manner provided in the Indenture.



         "BONDS" shall mean the Bond Issuer's Resource Recovery Revenue Bonds,

Scrubgrass Partnership Project, Series 1990A and 1990B, and any additional bonds issued pursuant to the Indenture.



         "BORROWER" shall mean Lessor in its capacity as borrower under the Loan

Documents.



         "BORROWER ENVIRONMENTAL LIABILITY RESERVE ACCOUNT" shall mean the

Borrower Environmental Liability Reserve Account established pursuant to Section

2.02(f) of the Amended and Restated Disbursement Agreement.



         "BORROWING" shall have the meaning set forth in the Amended and

Restated Reimbursement



                                  Appendix I-6

Agreement.



         "BUSINESS DAY" shall mean any day on which commercial banks located in cities in which the principal offices of the Disbursement Agent, Agent, the Bond

Trustee and the Remarketing Agent are located are not authorized or required to close and, if such day relates to a borrowing of, a payment or prepayment of or a Conversion of or into, or an Interest Period for, a Eurodollar Rate Loan or a notice by Agent with respect to any such borrowing payment, prepayment,

Conversion or Interest Period, which day is also a day on which dealings in

Dollar deposits are carried out in the London interbank market.



         "BUZZARD STOCK PLEDGE AGREEMENT" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "CALCULATION DATE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "CAPITAL LEASE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "CLAIMS" shall mean all losses, claims, damages or liabilities

(including legal fees and costs of investigation and defense thereof), joint or several.



         "CLOSING DATE" shall mean December 28, 1990.



         "CODE" shall mean the Internal Revenue Code of 1986, as amended.



         "COLLATERAL" shall mean the property and interests pledged to Agent or

Disbursement Agent for the benefit of the Bank Parties pursuant to the Security

Documents.



         "CONSENTS" shall have the meaning set forth in the Amended and Restated

Reimbursement Agreement.



         "CONSTRUCTION ACCOUNT" shall mean the Construction Account established pursuant to Section 2.02(a) of the Amended and Restated Disbursement Agreement.



         "CONTINGENT OBLIGATION" of any Person, shall mean (a) the undrawn face amount of all letters of credit issued for the account of such Person and (b)

any obligation of such Person guaranteeing or in effect guaranteeing any Debt,

leases, dividends, letters of credit or other obligations ("PRIMARY

OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such

Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property,



                                  Appendix I-7
securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof;

PROVIDED that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.



         "CONTRACT LETTER OF CREDIT" shall mean an irrevocable letter of credit issued by the Contract LOC Issuer substantially in the form of Exhibit C to the

Amended and Restated Reimbursement Agreement for the benefit of the Power

Purchaser.



         "CONTRACT LOC ISSUER" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.



         "CONVERSION" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "CONVERSION DATE" shall mean June 30, 1994.



         "CUSTODIAN" shall mean any receiver, trustee, debtor in possession,

assignee, custodian, liquidator or similar official under any Bankruptcy Law.



         "DAMAGE" shall mean loss, loss of use, permanent failure to function in accordance with the Facility design as set forth in the Facility EPC Contract or the Transmission Line EPC Contract, wearing out, destruction, condemnation,

transfer in lieu of condemnation, confiscation, theft, seizure or requisition of use or title, EXCLUDING, however, any such occurrence which does not cause any diminution in the value, utility or useful life of the Project or any impairment of the Qualifying Facility status of the Facility or of the interests of Lessor,

or the Bank Parties.



         "DATE OF ISSUANCE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "DEBT" of any Person, shall mean (a) indebtedness for borrowed money or the deferred purchase price of property or services (excluding obligations under agreements for the purchase of goods and services in the normal course of business that are not more than 30 days past due, but including obligations under agreements relating to the issuance of performance letters of credit or acceptance financing), (b) obligations as lessee under Capital Leases; (c)

Contingent Obligations, in each case of such Person, and (d) obligations under any agreement providing for a swap, ceiling and/or floor rate, contingent participation or other hedging mechanism with respect to any Debt of such

Person.



                                  Appendix I-8

         "DEBT SERVICE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "DEBT SERVICE COVERAGE RATIO" shall have the meaning set forth in the

Amended and Restated Reimbursement Agreement.



         "DEBT SERVICE LOANS" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "DEFAULT" when used in, or with reference to, any agreement without other reference, shall mean any event that, with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default under such agreement.



         "DEFAULT NOTICE WITHDRAWAL" shall mean a duly executed and completed notice in the form of Exhibit 11.01(a)(2) to the Amended and Restated

Disbursement Agreement.



         "DEFAULT RATE" shall mean, at any time, (a) with respect to amounts due under the Amended and Restated Reimbursement Agreement, Basic Rent (Principal)

and the debt portion of Stipulated Loss Value, an interest rate per annum equal to the lesser of the Base Rate plus two percent (2%) or the highest rate permitted by any Requirement of Law, (b) with respect to amounts due under the

Amended and Restated Lease as Basic Rent (Equity) and the equity portion of

Stipulated Loss Value, shall be 19% (on an After Tax Basis) and (c) with respect to amounts due under any other Transaction Document, an interest rate per annum equal to the lesser of the Base Rate plus two percent (2%) or the highest rate permitted by any Requirement of Law.



         "DETERMINATION DATE" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "DISBURSEMENT AGENT" shall mean Bankers Trust Company, in its capacity as disbursement agent under the Amended and Restated Disbursement Agreement,

together with its successors and permitted assigns in such capacity.



         "DISBURSEMENT CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 5.02(a)(1) to the Amended and Restated

Disbursement Agreement.



         "DISTRIBUTIONS" shall mean, with respect to any Person, the declaration or payment of any dividend or the making of any other distribution of any nature

(whether in cash, property, securities or otherwise) to its shareholders,

partners or the holders of any equity interest in such Person, or the redemption, retirement, purchase or other acquisition directly or indirectly,

for a consideration, of any shares of any class of its capital stock or of any partnership or other equity interest now or hereafter outstanding or the setting aside of any funds for any of the foregoing purposes.



         "DOLLARS" and "$" shall mean lawful money of the United States of

America.



                                  Appendix I-9

         "EASEMENTS" shall mean such easements, if any, required to provide to

Lessor or Lessee and their respective agents and employees access to the Site,

the Facility, water, transportation, utilities and other services necessary for the construction, operation and maintenance of the Facility or the delivery of electricity to the Power Purchaser.



         "EAST BAY" shall mean East Bay Model Engineer's Society, a California corporation.



         "EAST BAY STOCK PLEDGE AGREEMENT" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "ECONOMIC RETURN" shall mean with respect to any Partner, its anticipated effective after-tax economic yield (calculated using the multiple investment sinking fund analysis) and total after-tax cash flow.



         "EFFECTIVE DATE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "EFFECTIVE DATE PROJECTIONS" shall mean the projections of operating results for the Project delivered to the Agent on the Effective Date, as the same may be amended in accordance with the Amended and Restated Reimbursement

Agreement.



         "EMINENT DOMAIN PROCEEDS" shall have the meaning ascribed thereto in

Section 10.13 of the Amended and Restated Reimbursement Agreement.



         "EMPLOYEE BENEFIT PLAN" shall mean a "plan" as such term is defined in

Section 3(3) of ERISA or Section 4975 of the Code.



         "ENHANCEMENT CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 8.04(a) to the Amended and Restated

Disbursement Agreement.



         "ENHANCEMENT CONSENT CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 8.04(b) to the Amended and Restated

Disbursement Agreement.



         "ENVIRONMENTAL DISCHARGE" shall mean any discharge or release of

Hazardous Materials, pollutants, effluents or emissions of any kind in violation of any relevant Environmental Law.



         "ENVIRONMENTAL LAW" shall mean any federal, state or local statute,

law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative order, consent decree or judgment, relating to the environment,

health, safety or Hazardous Materials, including, without limitation, (i) the

Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.

Section 9601, ET SEQ. ("Superfund"); the Superfund Amendments and

Reauthorization Act, Public Law 99-499, 100 Stat. 1613 ("SARA"); the Resource

Conservation and Recovery Act, 42 U.S.C. Section 6901, et SEQ., the National

Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking



                                  Appendix I-10

Water Act, 42 U.S.C. Section 300f, ET SEQ.; the Toxic Substances Control Act, 15

U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C.

Section 1801; the Federal Water Pollution Control Act., 33 U.S.C. Section 1251,

ET SEQ.; the Clean Air Act, 42 U.S.C. 7401, ET SEQ.; and, in each case, the regulations promulgated in connection therewith; (ii) Environmental Protection

Agency regulations pertaining to Asbestos (including 40 C.F.R. Part 61, Subpart

M); Occupational Safety and Health Administration regulations pertaining to

Asbestos (including 29 C.F.R. Sections 1910.1001 and 1926.58); (iii) the

following laws of the Commonwealth of Pennsylvania: Air Pollution Control Act,

35 P.S. " 4001 ET SEQ., Clean Streams Law, 35 P.S. 5 691.1 ET SEQ., Dam Safety

and Encroachments Act, 32 P.S. " 693.1 ET SEQ., Hazardous Sites Cleanup Act, 35

P.S. " 6020.101 ET SEQ., Low Level Radioactive Waste Disposal Act, 35 P.S. "

7130.101 ET SEQ., Pesticide Control Act, 3 P.S. " 111.24 ET SEQ., Radiation

Protection Act, 35 P.S. " 7110.101, Safe Drinking Water Act, 35 P.S. " 721.1 ET

SEQ., Solid Waste Management Act, 35 P.S. " 6018.401 ET SEQ., Storage Tank and

Spill Prevention Act, 35 P.S. " 6021.101 ET SEQ., and Worker and Community

Right-to-Know Act, 35 P.S. " 7301 ET SEQ.; and (iv) any state and local laws and regulations pertaining to Hazardous Materials and/or Asbestos.



         "ENVIRONMENTAL LIABILITY" shall mean (i) the cost actually incurred by the Lessor or the Lessee, as appropriate, pursuant to any governmental agency or court order or settlement, (ii) any damages payable to any governmental agency or third party by the Lessor or the Lessee, as appropriate, pursuant to any governmental agency or court order or settlement, and (iii) reasonable legal and other expenses incurred to defend, settle or otherwise respond to any action,

notice or investigation by any governmental agency or court, with respect to the environmental clean up of the former Eclipse oil refinery site that are incurred as a result of the Lessor or the Lessee, as appropriate, holding, or having held, an easement for, or operating, the Transmission Line across the Property.



         "ENVIRONMENTAL NOTICE" shall mean any complaint, order, citation,

letter, inquiry, notice or other written communication from any Person affecting or relating to:



                  (a)      Lessor;



                  (b)      Lessee;



                  (c)      the Site or any part thereof or any interest therein;

         or



                  (d)      any activity or operations at any time conducted by

         Lessor, Lessee or any other Person on or in connection with the Site or any part thereof or any interest therein;



in each case with regard to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to

Environmental Discharges, Hazardous Materials or Petroleum Products, including,

without limitation:



                  (i)      the existence of any contamination or possible or

         threatened contamination;



                                  Appendix I-11

                  (ii)     remediation of any Environmental Discharge, Hazardous

         Materials or Petroleum Products in connection with the Site or any part thereof; and



                  (iii)    any violation or alleged violation of any relevant

         Environmental Law.



         "EPC" means Environmental Power Corporation, a Delaware corporation.



         "EPC GROUP" shall mean Lessee, EPC and any Affiliate of either of them.



         "EPC GROUP DEFAULT" shall mean a Default under the Amended and Restated

Lease arising solely from (i) an event described in Section 13.01(d) of the

Amended and Restated Lease (other than with respect to Article VI of the Amended and Restated Lease), or in Section 13.01(j) or (k) of the Amended and Restated

Lease; (ii) a breach by a member of the EPC Group of a representation or warranty relating to any member of the EPC Group as to matters solely within the knowledge or control of the EPC Group or as to actions taken by any member of the EPC Group; or (iii) an EPC Group member's failure to perform under any

Transaction Document, including the Amended and Restated Lease, any obligation of such Person which is contemplated by the Transaction Documents to be observed or performed by one or more members of the EPC Group and which has not been delegated to or assumed by another party pursuant to any Transaction Document,

but excluding any obligation, the failure to perform which is a result of a

Project Risk.



         "EPC PARTIES" shall mean, collectively, EPC, Sunnyside Cogeneration

Associates, a Utah joint venture, Kaiser Power of Sunnyside Inc., a Delaware corporation, Kaiser Systems, Inc., a Delaware corporation and Sunnyside Power

Corp., a Utah corporation.



         "EQUIPMENT" shall, for purposes of the Tax Indemnity Agreement, mean every asset comprising the Facility other than the improvements, and for all other purposes, shall have the meaning set forth in the Security Documents.



         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,

as amended from time to time.



         "ERISA AFFILIATE" shall mean, with respect to any person, each other person, trade or business (whether or not incorporated) which would be required to be aggregated with such person under Sections 414(b), (c), (m), or (o) of the

Code.



         "ESTATE" shall mean, collectively, James R. Walsh, acting as trustee for the bankruptcy estate of Benjamin Coal Company, and the bankruptcy estate of

Benjamin Coal Company.



         "EURODOLLAR RATE LOAN" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "EVENT OF DEFAULT" when used in, or with reference to, any agreement without other



                                  Appendix I-12
reference, shall mean an event of default as defined in, or pursuant to, the terms of such agreement.



         "EVENT OF EMINENT DOMAIN" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral by any agency, department, authority, commission, board,

instrumentality or political subdivision of the Commonwealth of Pennsylvania or the United States or any other entity vested with the power of condemnation.



         "EVENT OF FORCE MAJEURE" shall mean an event of Force Majeure (as defined in the Facility EPC Contract and O&M Agreement) or "force majeure" (as defined in the Power Purchase Agreement).



         "EVENT OF LOSS" means any of the following events: (i) loss of all or substantially all of the Project or the use thereof due to destruction, damage beyond economical repair or rendition of the Project permanently unfit for normal use for any reason whatsoever (other than if it is merely not economically feasible to maintain, use or operate); (ii) anything which results in an insurance settlement with respect to the Project on the basis of a total loss or constructive total loss thereof; and (iii) the condemnation or taking or requisitions of title or use for a period in excess of 6 months by any

Governmental Authority which constitutes the taking of all or substantially all of the Project or all or such a substantial portion of the Site such that the remainder is not sufficient to permit operation of the Project on a commercially feasible basis.



         "EXCESS CASH FLOW" shall mean, for any Period, Project Revenues remaining after application through item SEVENTH of Section 13.01(c)(ii) of the

Amended and Restated Reimbursement Agreement.



         "EXCLUDED PAYMENTS" shall mean (i) any indemnity or other liability,

obligation or amount (including, without limitation, any liability insurance payments) that is paid or payable to Lessor or any other Person in compliance with the Amended and Restated Participation Agreement or the Tax Indemnity

Agreement, whether paid or payable thereunder or under the Amended and Restated

Lease, (ii) any proceeds of liability or casualty insurance maintained separately (in addition to that required to be maintained under the Amended and

Restated Lease or the Amended and Restated Reimbursement Agreement, by Lessor

for its benefit to the extent such insurance is permitted by the Amended and

Restated Lease or the Amended and Restated Reimbursement Agreement, (iii)

proceeds resulting from the exercise of the rights of Lessor to enforce payments against Lessee and others of any of the foregoing amounts or proceeds by a proceeding not involving any exercise of the remedies provided for in Section

13.02 of the Amended and Restated Lease and (iv) any proceeds of the foregoing clauses (i), (ii) and (iii).



         "EXISTING TERM LOANS" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "FACILITY" shall mean the bituminous waste coal and coal burning facility located in Venango County, Pennsylvania, designed to produce a net electrical power output of approximately



                                  Appendix I-13

85 megawatts, constructed on the Site pursuant to the Facility EPC Contract and the Transmission Line EPC Contract, consisting of two atmospheric circulating,

fluidized bed boilers, a single condensing steam turbine, a baghouse for particulate control, a wet-cooling tower and related facilities, including the

Transmission Line and the Interconnection Facilities. The Facility includes the

Facility Site and all easements and other appurtenances thereto and all equipment, appliances, machinery, buildings, structures, improvements and transmission lines constructed pursuant to the Facility EPC Contract and the

Transmission Line EPC Contract, all as more particularly described in Exhibit A to the Amended and Restated Lease, and all Alterations thereto or replacements thereof, all fixtures, piping, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all Lessor

Spare Parts and all Parts which may from time to time be incorporated in or installed in or attached thereto, other than, in each case, Parts to which

Lessee or another Person has title pursuant to Section 5.03 or 5.05 of the

Amended and Restated Lease.



         "FACILITY EPC CONTRACT" shall mean the Contract for Engineering,

Procurement and Construction of the Scrubgrass Power Plant, dated December 21,

1990, by and between Facility EPC Contractor and Lessor, providing for engineering, procurement and construction services in connection with the

Facility.



         "FACILITY EPC CONTRACTOR" shall mean Bechtel Power Corporation, a

Nevada corporation, in its status as contractor under the Facility EPC Contract.



         "FACILITY SITE" shall mean that portion of the Site and all easements and other appurtenances thereto on which the Facility is constructed, as more particularly described in Exhibit C to the Amended and Restated Lease.



         "FAIR MARKET VALUE" shall mean the value of the item to be valued (and if such item is the Facility, inclusive of the Site and the Principal Project

Agreements) in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell.



         "FALCON" shall mean Falcon Power Corporation, a California corporation.



         "FEDERAL BANKRUPTCY CODE" shall mean Title 11 of the United States

Code, as amended, or any other federal bankruptcy code hereafter in effect.



         "FEDERAL FUNDS RATE" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "FEES" shall have the meaning set forth in the Amended and Restated

Reimbursement Agreement.



         "FERC" shall mean the Federal Energy Regulatory Commission or any successor entity or analogous federal Governmental Authority.



                                  Appendix I-14

         "FINAL DETERMINATION" shall have the meaning set forth in Section

7.03(f) of the Tax Indemnity Agreement for purposes of such Agreement and for all other purposes shall mean a judgment, order or other binding decision of any court, agency or other tribunal having jurisdiction in the premises which is not subject to further appeal or for which the applicable appeal period has expired without any appeal being brought.



         "FIRST AMENDMENT TO O&M AGREEMENT" shall mean the First Amendment to

Operation and Maintenance Agreement dated December 22, 1995 between the Lessee and Operator.



         "FIXED RENTAL RENEWAL TERM" shall mean a three year term following the expiration of the Basic Term of the Amended and Restated Lease, in accordance with the terms of Section 9.01 of the Amended and Restated Lease.



         "FUEL" shall mean (a) the bituminous and coal waste, conforming to all applicable specifications at the Facility, used or intended to be used as fuel for the Facility, and (b) coal which may be used to operate the Facility in accordance with Governmental Approvals and any Requirement of Law, which Lessor either owns or has the right to use.



         "FUEL AGREEMENTS" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "GAAP" shall mean generally accepted accounting principles in the

United States of America from time to time as set forth in (a) the opinions and pronouncements of the Accounting Principles Board and the American Institute of

Certified Public Accountants and (b) Statements and pronouncements of the

Financial Accounting Standards Board.



         "GENERAL PARTNERS" shall mean Pine, Falcon, SPC and all other Persons admitted as general partners of Lessor pursuant to the terms of the Partnership

Agreement.



         "GOVERNMENTAL APPROVALS" shall mean any authorization, consent,

approval, license, franchise, lease, ruling, order, permit, tariff, rate,

certification, exemption, variance, filing or registration by or with any

Governmental Authority or legal or administrative body, domestic or foreign,

federal, state or local, relating to the construction, ownership, operation or maintenance of the Project or to the execution, delivery or performance of any

Principal Project Agreement.



         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local,

municipal or regional government, governmental department, authority,

commission, bureau, instrumentality, board, agency, court, tribunal or other administrative or regulatory body, officer or entity, including any zoning body,

building inspector, health or safety inspector or fire marshal, and any arbitrator with authority to bind a party at law.



         "GOVERNMENTAL RULE" shall mean any law, rule, regulation, ordinance,

order, code, interpretation, judgment or similar form of decision of any

Governmental Authority.



                                  Appendix I-15

         "GUARANTY" by any Person means any obligation, contingent or otherwise,

of such Person directly or indirectly guaranteeing in any manner any Debt of any other Person or in any manner providing for the payment of any Debt of any other

Person or otherwise protecting the holder of such Debt against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, to purchase, sell or lease (as lessee or lessor) property, assets,

goods, securities or services, or to take-or-pay or otherwise), PROVIDED, that the term "GUARANTY" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTY" used as a verb has a correlative meaning.



         "HAZARDOUS MATERIALS" shall mean Asbestos, polychlorinated biphenyls

(PCBs), Petroleum Products and any toxic or hazardous materials and substances,

wastes or contaminants, as any of those terms are defined from time to time in or for the purpose of any relevant Environmental Law.



         "HEDGE ACCOUNT" shall mean the Hedge Account established pursuant to

Section 2.02(g) of the Amended and Restated Disbursement Agreement.



         "IMPROVEMENTS" shall, for the purposes of the Tax Indemnity Agreement,

have the meaning set forth therein and for all other purposes, shall have the meaning set forth in the Project Mortgage.



         "INDEMNIFIABLE TAX LOSS" shall have the meaning given in Section 4.01 of the Tax Indemnity Agreement.



         "INDEMNITEE" shall mean (A) each of (i) Lessor and each Partner thereof, (ii) the Bond Trustee, the Disbursement Agent, Agent (both in their individual and their trust capacities), (iii) each Bank, (iv) the LOC Issuers,

(B) the respective successors, assigns, agents, shareholders, officers,

directors or employees of the foregoing and (C) any Affiliate of any thereof.



         "INDENTURE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "INDEPENDENT ENGINEER" shall mean (a) R.W. Beck and Associates or (b)

such other engineering consultant, satisfactory to Lessor and Agent that is engaged to examine the plans and specifications of the Project, changes in such plans and specifications and cost breakdowns and estimates, to make periodic inspections of the construction and operation of the Project on behalf of the

Bank Parties, and to advise and render reports to the Bank Parties concerning the same, or otherwise to perform such services with respect to the Project as the Bank Parties from time to time may request.



         "INSTALLMENT SALE AGREEMENT" shall have the meaning set forth in the

Amended and Restated Reimbursement Agreement.



         "INSTALLMENT SALE AGREEMENT ASSIGNMENT" shall mean the Installment Sale

Agreement



                                  Appendix I-16

Assignment, dated as of December 15, 1990, between SPC and the Lessor.



         "INSURANCE ACCOUNT" shall mean the Insurance Account established pursuant to Section 2.02(c) of the Amended and Restated Disbursement Agreement.



         "INSURANCE CONSULTANT" shall mean any insurance consultant retained by

Agent from time to time with respect to insurance coverage for the Project in accordance with Section 10.04 of the Amended and Restated Reimbursement

Agreement.



         "INSURANCE PROCEEDS" has the meaning specified in Section 13.02 of the

Amended and Restated Reimbursement Agreement.



         "INSURANCE PROCEEDS DISBURSEMENT CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 9.02(a) to the Amended and Restated Disbursement Agreement.



         "INTERCONNECTION FACILITIES" shall mean such electrical interconnection facilities as are necessary for the Facility to be capable of delivering electrical power to the Power Purchaser in accordance with the Power Purchase

Agreement.



         "INTEREST PERIOD" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "INTEREST RATE PROTECTION AGREEMENT" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "JUNIOR DEBT" shall mean any Debt and other obligations of Lessor to any Partner or Affiliate of any Partner and any Debt of Lessee incurred in connection with the Settlement Agreement, not exceeding $4,000,000 in the aggregate, or any Debt and other obligations of Lessor to any other Person as may be approved by Agent (regardless of the principal amount thereof), in each case evidenced by an instrument or instruments subordinated to the payment of the Obligations and the rights of the LOC Issuers, the Banks and the holders of the Notes under the Amended and Restated Reimbursement Agreement by provisions substantially in the form of Exhibit E to the Amended and Restated Reimbursement

Agreement or incorporating such provisions by reference.



         "LAW" shall mean any statute, law, rule, code, ordinance, decision,

regulation, ruling, guideline, order, permit or other governmental act.



         "LEASE COMMENCEMENT DATE" shall mean June 30, 1994.



         "LEASE PARTICIPANT" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "LEASE TERM" shall have the meaning set forth in the Amended and

Restated Lease.



                                  Appendix I-17

         "LEASE TERMINATION DATE" shall mean the last day of the Lease Term, or any earlier date on which the Amended and Restated Lease terminates in accordance with its terms.



         "LEE LEASE" shall mean, collectively, the Agreement, dated February 12,

1981, by and between Philip Lee and Doris E. Lee and Benjamin Coal Company, and

the Agreement, dated February 6, 1976, by and between Philip Lee and Doris E.

Lee and Benjamin Coal Company.



         "LESSEE" shall mean Buzzard Power Corporation, a Delaware corporation,

or any other Person who is Lessee under the Amended and Restated Lease.



         "LESSEE ACCOUNT COLLATERAL" shall have the meaning specified in Section

3.01 of the Amended and Restated Disbursement Agreement.



         "LESSEE ACCOUNTS" shall mean the Operating Account, the Maintenance

Reserve Account, the Available Cash Flow Account and the Lessee Environmental

Liability Reserve Account, created in accordance with the terms of the Amended and Restated Disbursement Agreement.



         "LESSEE AVAILABLE CASH" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "LESSEE COLLATERAL" shall have the meaning specified in Section

11.2(a)(ii) of the Amended and Restated Participation Agreement.



         "LESSEE ENVIRONMENTAL LIABILITY RESERVE ACCOUNT" shall mean the Lessee

Environmental Liability Reserve Account established pursuant to Section 2.03(d)

of the Amended and Restated Disbursement Agreement.



         "LESSEE PARENT" shall mean EPC.



         "LESSEE SECURITY AGREEMENT" shall have the meaning set forth in the

Amended and Restated Reimbursement Agreement.



         "LESSEE WORKING CAPITAL LOAN" shall have the meaning set forth in the

Amended and Restated Lessee Working Capital Loan Agreement.



         "LESSOR" shall mean Scrubgrass Generating Company, L.P., a Delaware limited partnership in its capacity as Lessor under the Amended and Restated

Lease.



         "LESSOR ACCOUNT COLLATERAL" shall have the meaning specified in Section

3.02 of the Amended and Restated Disbursement Agreement.



         "LESSOR ACCOUNTS" shall mean the Construction Account, the Amortization

Account, the Amortization Sub-Account, the Insurance Account, the Lessor

Revenues Account, the Rent



                                  Appendix I-18

Suspense Account, the Borrower Environmental Liability Reserve Account and the

Hedge Account, created in accordance with the terms of the Amended and Restated

Disbursement Agreement.



         "LESSOR COLLATERAL" shall mean, collectively, the "Collateral" as defined in Section 2.1(a) of the Security Agreement and the "Mortgaged Property"

as defined in the Project Mortgage.



         "LESSOR DEFAULT NOTICE" shall mean a duly executed and completed notice in the form of Exhibit 11.02(a)(1) to the Amended and Restated Disbursement

Agreement.



         "LESSOR GROUP" shall mean Lessor, each General Partner and the Operator and the Manager (but only so long as the Operator and the Manager are Affiliates of the Lessor or any General Partner), and any Affiliate of any of them.



         "LESSOR LIEN" shall mean any Lien on the Collateral or any part thereof which results from (i) nonpayment by Lessor or any Partner of any taxes imposed on or measured by its net income or the net income of the consolidated group of taxpayers, of which it is a part or (ii) any act or failure to act of or claim against Lessor or any Partner arising out of events or conditions not related or connected to any transaction contemplated by the Transaction Documents.



         "LESSOR POST-DEFAULT DISBURSEMENT CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 11.02(a)(2) to the

Amended and Restated Disbursement Agreement.



         "LESSOR QF CASUALTY" shall have the meaning set forth in Section 7.2 of the Amended and Restated Participation Agreement.



         "LESSOR RELEASE NOTICE" shall mean a duly executed and completed notice in the form of Exhibit 5.02(d)(2) to the Amended and Restated Disbursement

Agreement.



         "LESSOR REVENUES ACCOUNT" shall mean the Lessor Revenues Account established pursuant to Section 2.02(d) of the Amended and Restated Disbursement

Agreement.



         "LESSOR SPARE PARTS" shall mean the spare parts for the Facility furnished to Lessee by Lessor on the Lease Commencement Date.



         "LETTERS OF CREDIT" shall mean, in the singular, the Bond Letter of

Credit or the Contract Letter of Credit, as the context requires, and in the plural, the collective reference to the Bond Letter of Credit and the Contract

Letter of Credit.



         "LIEN" shall mean any mortgage, pledge, lien, security interest, deed of trust or other charge or encumbrance of any kind, or any other similar type of preferential arrangement (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any



                                  Appendix I-19
financing statement under the Uniform Commercial Code of any jurisdiction).



         "LIMESTONE AGREEMENT(S)" shall have the meaning set forth in the

Amended and Restated Reimbursement Agreement.



         "LIMITED PARTNERS" shall mean the Persons or entities admitted to the

Partnership at any time and from time to time as limited partners.



         "LOAN DOCUMENTS" shall mean the Amended and Restated Reimbursement

Agreement, the Notes, the Letters of Credit, the Security Documents, and any

Interest Rate Protection Agreement.



         "LOANS" shall have the meaning set forth in the Amended and Restated

Reimbursement Agreement.



         "LOC ISSUER" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "LOSS PAYMENT DATE" shall have the meaning set forth in Section 7.01 of the Amended and Restated Lease.



         "MAINTENANCE REPORTS" shall have the meaning set forth in Section 4.02 of the Amended and Restated Lease.



         "MAINTENANCE RESERVE ACCOUNT" shall mean the Maintenance Reserve

Account established pursuant to Section 2.03(b) of the Amended and Restated

Disbursement Agreement.



         "MAINTENANCE RESERVE ACCOUNT REDUCTION CERTIFICATE" shall mean a duly executed and completed certificate in the form of Exhibit 8.02(d) to the Amended and Restated Disbursement Agreement.



         "MAJORITY BANKS" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "MAJORITY OF THE LIMITED PARTNERS" shall have the meaning set forth in the Partnership Agreement.



         "MANAGEMENT COSTS" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in the

Amended and Restated Reimbursement Agreement.



         "MEMORANDUM OF AMENDED AND RESTATED LEASE" shall mean the Memorandum of

Amended and Restated Lease, dated December 22, 1995, between the Lessor and the

Lessee.



                                  Appendix I-20

         "MONTHLY DISTRIBUTION DATE" shall have the meaning set forth in the

Amended and Restated Reimbursement Agreement for the term "Payment Date."



         "MOODY'S" shall mean Moody's Investors Service, Inc., a Delaware corporation.



         "MORTGAGED PROPERTY" shall have the meaning set forth in the Project

Mortgage.



         "MULTIEMPLOYER PLAN" shall mean a Plan which is a "multiemployer plan"

as such term is defined in Section 4001(a)(3) of ERISA.



         "NATWEST" shall mean National Westminster Bank Plc, acting through its

New York branch.



         "NET CASH FLOW" shall mean, for any Period, Project Revenues remaining after application through item THIRD of Section 13.01(c)(i) of the Amended and

Restated Reimbursement Agreement.



         "NEW TERM LOANS" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "NONSEVERABLE ALTERATION" shall mean any Alteration which cannot be readily removed from the Facility without causing material damage to or reducing the fair market value, residual value, utility or economic useful life of the

Facility that the Facility would have had if such Alteration had never been made.



         "NOTES" shall have the meaning set forth in the Amended and Restated

Reimbursement Agreement.



         "NOTICE PROVISIONS" shall mean Schedule IV to the Amended and Restated

Participation Agreement.



         "OBLIGATIONS" shall mean, collectively, Lessor's obligations pursuant to the Transaction Documents.



         "OECD" shall mean Organization for Economic Cooperation and

Development.



         "OFFICER'S CERTIFICATE" shall mean, in respect of any corporation, a certificate of the President, any Vice President or the Treasurer of the

corporation and, in respect of any partnership, a certificate of a general partner or other authorized representative of such partnership.



         "O&M AGREEMENT" shall mean the Operation and Maintenance Agreement,

dated as of December 21, 1990, by and between Lessor and Bechtel Power and assigned by Bechtel Power to Operator pursuant to an Assignment and Assumption

Agreement dated as of January 1, 1992, as



                                  Appendix I-21
amended by First Amendment to O&M Agreement or any substitute agreement for the operation and maintenance of the Facility that shall have been approved by the

Majority Banks in their sole discretion.



         "OMNIBUS REAFFIRMATION AGREEMENT" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "OPERATING ACCOUNT" shall mean the Operating Account established pursuant to Section 2.03(a) of the Amended and Restated Disbursement Agreement.



         "OPERATING BUDGET" shall have the meaning set forth in Section 10.12 of the Amended and Restated Reimbursement Agreement.



         "OPERATING EXPENSES" shall mean, for any Period after the Conversion

Date, the operating and maintenance expenses of the Project incurred by Lessor or Lessee for such Period, including, but not limited to, insurance premiums,

indemnity payments paid directly or indirectly to any Person who is not a Lease

Participant and licensing taxes, and excluding amounts to be deposited in the

Maintenance Reserve Account, Subordinated Operating Expenses, Junior Debt, Debt

Service, Basic Rent (Equity), Supplemental Rent (Equity) and Additional Rent;

provided, HOWEVER, that in no event shall Operating Expenses include fees and costs incurred by Lessor or Lessee in connection with the adjustment of Rent and

Stipulated Loss Value under Section 3.04(c) of the Amended and Restated Lease,

in excess of $10,000 in any twelve month period.



         "OPERATING LOGS" shall have the meaning set forth in Section 4.02 of the Amended and Restated Lease.



         "OPERATOR" shall mean U.S. Operating Services Company, a California general partnership, in its status as the operator of the Facility, and any successor operator.



         "PART" shall mean any part, appliance, instrument, appurtenance,

accessory, furnishing or other property of any nature necessary or useful to the operation, maintenance, service or repair of the Facility, including any

Alteration.



         "PARTIAL EVENT OF EMINENT DOMAIN" shall have the meaning ascribed thereto in Section 13.03 of the Amended and Restated Reimbursement Agreement.



         "PARTICIPANTS" shall mean, collectively, Lessee, Lessor, the Bond

Trustee, the Disbursement Agent, Agent, the LOC Issuers and EPC (but only in any period during which EPC is obligated under Section 9.1 of the Amended and

Restated Participation Agreement), and reference to a Participant shall be to any one of the Participants.



         "PARTNERS" shall mean, collectively, the General Partners and all

Limited Partners from time to time of Lessor, and reference to a Partner shall be to any one of the Partners.



                                  Appendix I-22

         "PARTNERSHIP" shall mean Scrubgrass Generating Company, L.P., a

Delaware limited partnership.



         "PARTNERSHIP AGREEMENT" shall mean the First Amended and Restated

Limited Partnership Agreement of Scrubgrass Generating Company, L.P., dated as of January 14, 1993, by and among Pine, Falcon and SPC and certain limited partner(s).



         "PARTNERSHIP INTEREST" shall have the meaning set forth in the

Partnership Agreement.



         "PAYMENT DATE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "PERIOD" shall have the meaning set forth in the Amended and Restated

Reimbursement Agreement.



         "PERMITTED INVESTMENTS" shall mean any of the following:



                  (i)   Direct obligations of, or obligations the principal of

         and interest on which are unconditionally guaranteed by, the United

         States of America and which shall mature within one year from the date of acquisition thereof;



                  (ii)  Obligations of state and local government and municipal bond issuers, which are rated at least AA or Aa or the equivalent thereof by S&P or Moody's, but excluding any such obligation, the obligor of which is either an entity qualifying as charitable under

         Section 501(c)(3) of the Code or a non-profit corporation, unless such obligation is supported by a letter of credit issued by a bank incorporated in an OECD member country;



                  (iii) Full faith and credit obligations of state or local

         government bond issuers which are rated at least AA or Aa or the equivalent thereof by S&P or Moody's;



                  (iv)  Commercial paper of any bank which is incorporated in an

         OECD member country, which commercial paper is rated at least A-1+ or

         P-1 or the equivalent thereof by S&P or Moody's;



                  (v)   Certificates of deposit of any bank or bank holding

         company of any bank (including the Bond Trustee) whose outstanding secured long term debt is rated at least AA or Aa or the equivalent thereof by S&P or Moody's;



                  (vi)  Tax-exempt money market funds; and



                  (vii) Guaranteed investment contracts approved by the Majority

         Banks.



         "PERMITTED LIENS" shall have the meaning, with respect to Lessor, set forth in Section 11.02



                                  Appendix I-23
of the Amended and Restated Reimbursement Agreement and, with respect to Lessee,

shall mean any of the following:



                  (i)   Liens specifically permitted by, or created by, the

         Lessee Security Agreement or any other Transaction Document;



                  (ii)  Liens in respect of property or assets of Lessee imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business, and (x) which do not in the aggregate detract from the value of such property or assets or impair the use thereof in the operation of the business of Lessee or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien; PROVIDED, HOWEVER, that adequate reserves with respect thereto shall be maintained on the books of Lessee in accordance with GAAP;



                  (iii) Liens for taxes which are either not yet due, are due but payable without penalty or are being contested in good faith by appropriate proceedings conducted with due diligence, if adequate reserves for such taxes have been established and are being maintained;



                  (iv)  Liens in connection with worker's compensation,

         unemployment insurance or other social security obligations;



                  (v)   Any exceptions to title which are contained in the title

         insurance policies delivered to Agent pursuant to Section 8.01(f) of the Amended and Restated Reimbursement Agreement;



                  (vi)  Liens securing purchase money obligations which do not in the aggregate exceed $500,000 at any one time outstanding; or



                  (vii) Liens to which the Majority Banks have consented in

         writing.



         "PERMITTED TRANSFERS" shall mean (a) sales, transfers, assignments or other dispositions which (i) are to Persons, approved by the Majority Banks

(which approval shall not be unreasonably withheld), who assume all obligations of Lessor and under the other Loan Documents and (ii) after giving effect thereto, do not result in the occurrence of any Default or Event of Default under any Transaction Document, (b) any sale, transfer, assignment or other disposition of a limited partner interest in Lessor or (c) any sale, transfer,

assignment or other disposition of a general partner interest permitted by

Section 10.02 of the Amended and Restated Reimbursement Agreement.



         "PERSONS" shall mean an individual, corporation, partnership, joint venture, trust, association or unincorporated organization, or a government or any agency or political subdivision thereof.



                                  Appendix I-24

         "PETROLEUM PRODUCTS" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products or any fraction thereof.



         "PINE" shall mean Pine Power Leasing, Inc., a Delaware corporation.



         "PLAN" shall mean any pension plan that is covered by Title IV of ERISA in respect of which Lessor or a "Controlled Group" (within the meaning of

Section 4001(a)(14) of ERISA) or a Person under common control with Lessor is an

"employer" as defined in Section 3(5) of ERISA.



         "PLAN ASSETS" shall mean assets of any Plan (other than a governmental plan within the meaning of Section 414(d) of the Code) as such term "plan assets" is interpreted ((i) with respect to any Bank or any of their assignees,

transferees or pledgees, at the time a Note (or interest therein) is acquired,

assigned, transferred or pledged; or (ii) with respect to any Partner, or any of its assignees, transferees, or pledgees, at the time a Partnership Interest (or interest therein) is acquired, assigned, transferred or pledged under the

Partnership Agreement, the Amended and Restated Participation Agreement, or

under any other Transaction Document to which such person is a party but only to the extent of the funds) by the Internal Revenue Service and United States

Department of Labor in regulations, rulings, releases or bulletins and by decisions of courts in cases arising under ERISA or the Code.



         "POWER PURCHASE AGREEMENT" shall mean the Agreement for the Sale of

Electric Energy from the Scrubgrass Generating Plant, dated as of August 7,

1987, as amended by Supplemental Agreement, dated February 22, 1989, Letter

Agreement, dated March 28, 1989, Second Supplemental Agreement, dated September

27, 1989, Letter Agreement dated March 7, 1990, Letter Agreement, dated March 9,

1990, Third Supplemental Agreement, dated August 13, 1990, and Amendment to

Third Supplemental Agreement, dated as of November 27, 1990, and the Letter

Agreement dated December 20, 1990 as assigned to Lessor pursuant to the

Assignment of Power Purchase Agreement and any other Additional Contract relating to the sale of electric output from the Facility.



         "POWER PURCHASER" shall mean Pennsylvania Electric Company, a public utility corporation organized and existing under the laws of the Commonwealth of

Pennsylvania.



         "PRESENT VALUE" shall mean, with respect to Basic Rent, the value at the date of calculation, of the remaining payments of Basic Rent to be made during the Basic Term, discounted at the Default Rate, or with respect to

Section 3.04(e) of the Amended and Restated Lease, the Applicable Rate.



         "PRIME RATE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "PRINCIPAL PROJECT AGREEMENTS" shall mean the Power Purchase Agreement,

the Facility EPC Contract, the Transmission Line EPC Contract, the Partnership

Agreement, the O&M



                                  Appendix I-25

Agreement, the Project Management Agreement, the Amended and Restated Lease, the

Limestone Agreements, the Fuel Agreements, the Transportation Agreements, the

Settlement Agreement Documents and all Additional Contracts.



         "PRINCIPAL PROJECT PARTICIPANTS" shall mean Lessor, the Operator, the

Project Manager, the Power Purchaser, the General Partners, Lessee and EPC.



         "PROCEEDINGS" shall mean, collectively, any proceeding by or against

Lessor, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection,

relief, or composition of it or its debts under any law relating to bankruptcy,

insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.



         "PROJECT" shall mean, collectively, the Facility and the Site.



         "PROJECT COSTS" shall mean the costs and expenses incurred by Lessor in connection with the development, financing, design, engineering, acquisition,

construction, assembly, inspection, testing, completion and start-up of the

Facility, including, without limitation, interest on Loans, Unpaid Drawings and

Fees accrued prior to the Conversion Date, funding of aggregate Distributions of approximately $7,400,000 for the purpose of financing the acquisition of SPC stock by Falcon (including the related payment obligations incurred pursuant to

Section 1.3 of the Stock Purchase Agreement) and all other capitalized fees and expenditures, including all items of cost includable within "Costs" (as defined in the Indenture).



         "PROJECT MANAGEMENT AGREEMENT" shall mean the Management Services

Agreement, dated as of December 15, 1990, by and between Lessor and the Project

Manager providing for certain management services with respect to the Project.



         "PROJECT MANAGEMENT COMPENSATION" shall have the meaning set forth in the Project Management Agreement.



         "PROJECT MANAGER" shall mean U.S. Generating Company, a California general partnership.



         "PROJECT MORTGAGE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "PROJECT REVENUES" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "PROJECT RISK" shall mean any failure of the Project to generate sufficient revenue to pay all operating costs and expenses of the Project and amounts owed under any Transaction Document by reason of events outside the exclusive responsibility and control of either the Lessor Group or the EPC

Group, including without limitation, any Event of Force Majeure or the non-performance by



                                  Appendix I-26
or the commencement of Proceedings involving any party (other than by any member of the EPC Group or the Lessor Group) in connection with a Principal Project

Agreement.



         "PROPERTY" shall mean the portions of the properties in Sugarcreek

Township, Venango County, Pennsylvania owned by ACV Power Corporation, Shaw

Industries, Inc., Edward Andres and Louis Kraft that the Transmission Line crosses.



         "PROPORTIONATE SHARE" shall have the same meaning as the term

"Partnership Interest," as such term is defined in the Partnership Agreement.



         "PRUDENT UTILITY PRACTICES" shall mean those practices, methods,

equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by electric generation stations in Pennsylvania of a type and size similar to the Facility as good,

safe and prudent engineering practices in connection with the design,

construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical station, with commensurate standards of safety, performance, dependability, efficiency and economy. Prudent Utility Practices are not intended to be limited to the optimum practice or method to the exclusion of all others, but rather to be a spectrum of possible practices and methods.



         "PUBLIC UTILITY" shall mean an "electric utility" or an "electric utility holding company," as such terms are used in PURPA and the regulations thereunder (18 CFR Part 292), or any wholly or partially-owned direct or indirect subsidiary of any "electric utility" or "electric utility holding company," as such terms are so used, or any similar entity (including without limitation a "public utility," as such term is defined in the Federal Power Act,

or a "holding company," a "subsidiary company," an affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of

1935, subject to regulation under the Federal Power Act except those portions that relate to Qualifying Facilities, the Public Utility Holding Company Act of

1935, as amended, the Pennsylvania Public Utility Act or any other comparable

Federal, state or local law or regulation.



         "PURCHASE PRICE" shall mean the purchase price described in Section 1.3 of the Stock Purchase Agreement.



         "PURPA" shall mean the Public Utility Regulatory Policies Act of 1978,

as amended.



         "QUALIFYING FACILITY" shall mean (i) a cogeneration facility meeting all of the requirements for a "qualifying cogeneration facility" or (ii) so long as neither Lessor nor the Project shall be subject to regulation as an "electric utility," "electric corporation," "electrical company," "public utility,"

"public utility holding company" or similar entity pursuant to the Public

Utility Holding Company Act of 1935, the Federal Power Act or any other

Governmental Rule, except as set forth in 18 C.F.R. " 292.601 or 18 C.F.R. "

292.602, a facility meeting all of the requirements for a "qualifying small power production facility" set forth in PURPA and in Part 292 of the rules and regulations of FERC under PURPA.



                                  Appendix I-27

         "RATABLE SHARE" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "REFINANCING" shall mean any subsequent or additional financing with respect to the Project which is not contemplated by or pursuant to the Loan

Documents.



         "REGULATORY RECORDS" shall have the meaning set forth in Section 4.02 of the Amended and Restated Lease.



         "REMARKETING AGENT" shall have the meaning set forth in the Indenture.



         "REMARKETING AGREEMENT" shall mean the Remarketing Agent's Agreement,

dated as of December 15, 1990, by and between Lessor and the Remarketing Agent with respect to the Bonds, and any future remarketing agreements between Lessor and the Remarketing Agent with respect to the issuance of any additional Bonds after the Closing Date.



         "RENEWAL TERM" shall mean, with respect to the Amended and Restated

Lease, the Fixed Rental Renewal Term.



         "RENT" shall mean, collectively, Basic Rent, Additional Rent and

Supplemental Rent.



         "RENT PAYMENT DATE" shall mean the dates set forth on Schedule I to the

Amended and Restated Lease.



         "RENT SUSPENSE ACCOUNT" shall mean the account of Lessor maintained in accordance with Section 2.02(e) of the Amended and Restated Disbursement

Agreement.



         "REQUIRED MAINTENANCE RESERVE ACCOUNT BALANCE" shall mean $3,000,000,

or such lesser amount as may be established from time to time pursuant to

Section 8.02(d) of the Amended and Restated Disbursement Agreement.



         "REQUIREMENT OF LAW" shall mean, as to any Person, the certificate of incorporation and by-laws or partnership agreements or other organizational or governing documents of such Person, and any law, treaty, executive order, rule or regulation or determination of an arbitrator or a court or other Governmental

Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject,

including, without limitation, Environmental Laws and zoning, use and building codes, laws, regulations and ordinances.



         "RESERVED AREAS" shall mean that portion of the Site which does not include the Facility Site, as more particularly described in Exhibit E to the

Amended and Restated Lease.



         "SCRUBGRASS STOCK PLEDGE AGREEMENT" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



                                  Appendix I-28

         "SECURED OBLIGATIONS" shall mean Lessor's obligations to the Bank

Parties under the Transaction Documents.



         "SECURITIES" shall mean any shares, stock, bonds, debentures, notes,

evidences or indebtedness or any other instruments commonly known as

"securities."



         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the

Securities and Exchange Commission hereunder, all as the same may be in effect at the time.



         "SECURITY AGREEMENT" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "SECURITY DOCUMENTS" shall have the meaning set forth in the Amended and Restated Reimbursement Agreement.



         "SEGREGATED LESSOR REVENUES" shall have the meaning set forth in the

Amended and Restated Reimbursement Agreement.



         "SENIOR DEBT" means the Debt evidenced by the Notes and the Bonds.



         "SETTLEMENT AGREEMENT" shall mean the Agreement dated December 22, 1995 among USGen, the Operator, EPC, the Lessee and the Lessor.



         "SETTLEMENT AGREEMENT DOCUMENTS" shall mean, collectively, the

Settlement Agreement, the Settlement Notes and the First Amendment to O&M

Agreement.



         "SETTLEMENT NOTES" shall mean, collectively, the Promissory Note dated

December 22, 1995 issued by the Lessee to USGen in the amount of $900,000, the

Promissory Note dated December 22, 1995 issued by the Lessee to USGen in the amount of $152,000, the Promissory Note dated December 22, 1995 issued by the

Lessee to USGen in the amount of $429,000, the Promissory Note dated December

22, 1995 issued by the Lessee to USGen in the amount of $300,000 and the

Promissory Note dated December 22, 1995 issued by the Borrower to EPC in the amount of $452,000.



         "SEVERABLE ALTERATION" shall mean any Alteration which can be readily removed from the Facility without causing material damage to or reducing the

Fair Market Value, residual value, utility or economic useful life of the

Facility.



         "SITE" shall mean the real property described in the Project Mortgage and in Exhibit B to the Amended and Restated Lease, including the Facility Site and the Reserved Areas.



         "SPC" shall mean Scrubgrass Power Corp., a Pennsylvania corporation.



                                  Appendix I-29

         "STIPULATED LOSS VALUE" shall mean as of any Rent Payment date, the amount set forth opposite such date on Schedule IV to the Amended and Restated

Lease; provided, however, that notwithstanding such Schedule IV or any other provision of the Amended and Restated Lease, Stipulated Loss Value as of any

date, together with any other amounts required to be paid to Lessor under the

Amended and Restated Lease on such date, under any circumstances and in any event, shall be in an amount at least sufficient to pay in full, as of any day of payment, the aggregate unpaid principal amount of all Senior Debt, together with all unpaid interest and premium or penalty, if any, thereon accrued, as of such date of payment.



         "STOCK PLEDGE AGREEMENTS" shall mean the Scrubgrass Stock Pledge

Agreement, the Buzzard Stock Pledge Agreement, and the East Bay Stock Pledge

Agreement.



         "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement,

dated as of December 15, 1990, by and among Falcon, EPC and SPC pursuant to which Falcon purchased the stock of SPC from EPC.



         "SUBORDINATED O&M PAYMENTS" shall mean any fees or other amounts payable to Operator pursuant to the O&M Agreement that are expressly subordinated in accordance with the terms of Section 2 of Exhibit B to the O&M

Agreement.



         "SUBORDINATED OPERATING EXPENSES" shall mean any Management Costs or

Subordinated O&M Payments.



         "SUBSIDIARY" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "SUPPLEMENTAL RENT" shall mean collectively, (i) Supplemental Rent

(Senior Debt), (ii) Supplemental Rent (Equity) and (iii) the amount required to be paid on each respective Rent Payment Date for the purposes indicated in clauses TENTH through SIXTEENTH of Section 13.01(c)(ii) of the Amended and

Restated Reimbursement Agreement (without regard to the amount of funds actually available for such purposes on any Rent Payment Date).



         "SUPPLEMENTAL RENT (EQUITY)" shall mean any and all amounts,

liabilities and obligations (other than Basic Rent and Additional Rent) that

Lessee assumes or agrees to pay to or on behalf of (A) Lessor and each Partner thereof, (B) their respective successors, assigns, agents, shareholders,

officers, directors, employees, and (C) any Affiliate of any thereof under the

Amended and Restated Participation Agreement, the Amended and Restated Lease or

any other Transaction Document, including payment of indemnity amounts due from

Lessee pursuant to the Power Purchase Agreement or any other Principal Project

Agreement assigned to Lessee pursuant to the Amended and Restated Lease.



         "SUPPLEMENTAL RENT (SENIOR DEBT)" shall mean (i) when due, all amounts which Lessor is required to pay as principal and interest on the Working Capital

Loans, (ii) when due, or when no



                                  Appendix I-30
due date is specified, on demand, all amounts (other than Basic Rent (Interest)

and Basic Rent (Principal)) which Lessee assumes the obligation to pay or agrees to pay (whether or not specifically denominated as Supplemental Rent (Senior

Debt)) to Agent, the LOC Issuers, the Banks, the Bond Trustee or the

Disbursement Agent, under any Transaction Document, (iii) when due under the

Indenture or the Amended and Restated Reimbursement Agreement (or the Amended

and Restated Disbursement Agreement), as the case may be, any premium or other prepayment penalty or other amount with respect to the Bonds, and (iv) on demand, and in any event on the next Rent Payment Date next succeeding the date such amount shall be due and payable under any Transaction Document, to the extent permitted by Requirement of Law, interest (computed on the same basis as the Senior Debt) at a rate per annum equal to the Default Rate on any payment of

Supplemental Rent (Senior Debt) not paid when due for any period for which the same shall be overdue.



         "TAX ASSUMPTIONS" shall have the meaning assigned thereto by Section 1 of the Tax Indemnity Agreement.



         "TAX CLAIM" shall have the meaning set forth in Section 10.2(f) of the

Amended and Restated Participation Agreement.



         "TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement, dated as of June 30, 1994, by and between Lessor, Lessee and the other parties thereto, as amended by First Amendment to Tax Indemnity Agreement, dated

December 22, 1995.



         "TAXES" shall have the meaning ascribed thereto in Section 5.17(a) of the Amended and Restated Reimbursement Agreement, or, in the context of Section

10.2 of the Amended and Restated Participation Agreement, as set forth therein.



         "TERM INDEBTEDNESS" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "TERM LOANS" shall mean Existing Term Loans and New Term Loans.



         "TRANSACTION COSTS" shall mean, collectively, those costs described as payable by Lessor pursuant to Section 15.01 of the Amended and Restated

Reimbursement Agreement, Section 15.8 of the Amended and Restated Participation

Agreement and Section 9 of the Bond Purchase Agreement.



         "TRANSACTION DOCUMENTS" shall mean the Principal Project Agreements,

the Bond Documents, the Loan Documents, the Amended and Restated Lease, the

Amended and Restated Participation Agreement and the Amended and Restated Lessee

Working Capital Loan Agreement.



         "TRANSMISSION LINE" shall have the meaning set forth in the

Transmission Line EPC Contract.



                                  Appendix I-31

         "TRANSMISSION LINE EPC CONTRACT" shall mean the Contract for

Engineering, Procurement and Construction of a 115 KV Power Transmission Line,

dated as of November 30, 1990, by and between Lessor and the Transmission Line

EPC Contractor, providing for engineering, procurement and construction services in connection with the electrical interconnection facilities of the Project.



         "TRANSMISSION LINE EPC CONTRACTOR" shall mean Blair Electric Service

Company.



         "TRANSPORTATION AGREEMENTS" shall mean the Hauling Agreement between

McCleary-Christie Trucking, Inc., a Pennsylvania corporation, and Lessor, dated

December 15, 1990, and any other agreement entered into (or assigned) at any time and from time to time by Lessor or Lessee relating to the transportation of

Fuel, limestone, ash or related materials.



         "USGEN" shall mean U.S. Generating Company, a California general partnership.



         "UNPAID DRAWINGS" shall have the meaning set forth in the Amended and

Restated Reimbursement Agreement.



         "USEFUL LIFE" of the Facility shall mean the economic useful life of the Facility as set forth in any appraisal.



         "WORKING CAPITAL ADVANCE" and "WORKING CAPITAL LOAN" shall both mean a

Loan to Lessor pursuant to Section 5.05 of the Amended and Restated

Reimbursement Agreement.



                                  Appendix I-32